Exhibit 10.3

EXECUTION COPY

COLLATERAL AGREEMENT

dated as of

March 13, 2007

among

LEVEL 3 COMMUNICATIONS, INC.

LEVEL 3 FINANCING, INC.

the Subsidiaries of LEVEL 3 COMMUNICATIONS, INC. identified herein

and

MERRILL LYNCH CAPITAL CORPORATION

as Collateral Agent

TABLE OF CONTENTS

Page
ARTICLE I

Definitions

SECTION 1.01. Credit Agreement	1

SECTION 1.02. Other Defined Terms	1

ARTICLE II

Pledge of Securities

SECTION 2.01. Pledge	6

SECTION 2.02. Delivery of the Pledged Collateral	7

SECTION 2.03. Representations, Warranties and Covenants	7

SECTION 2.04. Certification of Limited Liability Company Interests and Limited Partnership Interests	9

SECTION 2.05. Registration in Nominee Name; Denominations	9

SECTION 2.06. Voting Rights; Dividends and Interest, etc	9

ARTICLE III

Security Interests in Personal Property

SECTION 3.01. Security Interest	11

SECTION 3.02. Representations and Warranties	13

SECTION 3.03. Covenants	15

SECTION 3.04. Other Actions	18

SECTION 3.05. Covenants regarding Patent, Trademark and Copyright Collateral	21

ARTICLE IV

Remedies

SECTION 4.01. Remedies Upon Default	23

2

Schedules

Schedule I	Grantors
Schedule II	Capital Stock; Debt Securities
Schedule III	Intellectual Property
Schedule IV	Commercial Tort Claims

Exhibits

Exhibit A	Form of Supplement
Exhibit B	Form of Annual Perfection Certificate

COLLATERAL AGREEMENT dated as of March 13, 2007, among LEVEL 3 FINANCING, INC., a Delaware corporation (the “Borrower”), LEVEL 3 COMMUNICATIONS, INC., a Delaware corporation (“Level 3”), the Subsidiaries of Level 3 identified herein and MERRILL LYNCH CAPITAL CORPORATION (“MLCC”), as collateral agent (in such capacity, the “Collateral Agent”).

PRELIMINARY STATEMENT

Reference is made to the Credit Agreement dated as of March 13, 2007 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, Level 3, the lenders from time to time party thereto (the “Lenders”) and MLCC, as administrative agent (in such capacity, the “Administrative Agent”) and Collateral Agent. The Lenders have agreed to extend credit to the Borrower pursuant to, and upon the terms and subject to the conditions specified in, the Credit Agreement. The obligations of the Lenders to extend such credit to the Borrower are conditioned upon, among other things, the execution and delivery of this Agreement by Level 3, the Borrower and the Subsidiary Grantors. Level 3 and the Subsidiary Grantors are affiliates of the Borrower, will derive substantial direct and indirect benefits from the extension of credit to the Borrower pursuant to the Credit Agreement and are willing to execute and deliver this Agreement in order to induce the Lenders to extend such credit.

Accordingly, the parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.01. Credit Agreement. (a) Capitalized terms used in this Agreement and not otherwise defined herein have the meanings set forth in the Credit Agreement. All terms defined in the New York UCC (as such term is defined herein) and not defined in this Agreement or in the Credit Agreement have the meanings specified in the New York UCC. The term “instrument” has the meaning specified in Article 9 of the New York UCC. All references to the Uniform Commercial Code shall mean the New York UCC, unless the context otherwise requires.

(b) The rules of construction specified in Section 1.02 of the Credit Agreement also apply to this Agreement.

SECTION 1.02. Other Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“Account” has the meaning assigned to such term in Section 9-102 of the New York UCC.

“Account Debtor” means any Person who is or who may become obligated to any Grantor under, with respect to or on account of an Account.

“Administrative Agent” has the meaning assigned to such term in the preliminary statement of this Agreement.

“Annual Perfection Certificate” means a certificate substantially in the form of Exhibit B, completed and supplemented with the schedules and attachments contemplated thereby, and duly executed by an authorized officer of the Borrower.

“Article 9 Collateral” has the meaning assigned to such term in Section 3.01(a) and shall not include the Excluded Collateral.

“Borrower” has the meaning assigned to such term in the preamble of this Agreement.

“Chattel Paper” has the meaning assigned to such term in Section 9-102 of the New York UCC.

“Collateral” means the Article 9 Collateral and the Pledged Collateral.

“Collateral Agent” has the meaning assigned to such term in the preamble of this Agreement.

“Collateral Proceeds Deposit Account” means any cash collateral account established as provided in Section 3.04(b).

“Commercial Tort Claims” means all Commercial Tort Claims (as defined in Section 9-102 of the New York UCC) that individually or in the aggregate are in an amount greater than $25,000,0000, including those listed on Schedule IV.

“Copyright License” means any written agreement, now or hereafter in effect, granting any right to any third party under any Copyright now or hereafter owned by any Grantor or that such Grantor otherwise has the right to license, or granting any right to any Grantor under any United States copyright now or hereafter owned by any third party, and all rights of such Grantor under any such agreement.

“Copyrights” means all of the following now owned or hereafter acquired by any Grantor: (a) all copyright rights in any work subject to the copyright laws of the United States, whether as author, assignee, transferee or otherwise, and (b) all registrations and applications for registration of any such copyright in the United States, including registrations, recordings, supplemental registrations and pending applications for registration in the United States Copyright Office (or any successor office), including those listed on Schedule III.

“Credit Agreement” has the meaning assigned to such term in the preliminary statement of this Agreement.

“Deposit Account” has the meaning assigned to such term in Section 9-102 of the New York UCC.

“Document” has the meaning assigned to such term in Section 9-102 of the New York UCC.

“Effective Date Perfection Certificate” has the meaning assigned to such term in the Credit Agreement.

“Equipment” has the meaning assigned to such term in Section 9-102 of the New York UCC.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity interests in any Person, or any obligations convertible into or exchangeable for, or giving any Person a right, option or warrant to acquire such equity interests or such convertible or exchangeable obligations.

“Excluded Cash” means cash held by any Grantor in a deposit account that was received by such Grantor in the ordinary course of business from customers of such Grantor to secure obligations owed by such customers to such Grantor; provided, that any such cash shall cease to be “Excluded Cash” when such Grantor has the right to apply such cash against the obligations so secured or any other unpaid obligations of the customer depositing such cash.

“Excluded Collateral” has the meaning specified in Section 3.01(a).

“Excluded Equity Interests” has the meaning specified in Section 2.01.

“Federal Securities Laws” has the meaning assigned to such term in Section 4.04.

“Fixtures” has the meaning assigned to such term in Section 9-102 of the New York UCC.

“General Intangibles” means all choses in action and causes of action and all other intangible personal property of every kind and nature (other than Accounts) now owned or hereafter acquired by any Grantor and all other “general intangibles”, as defined in the New York UCC, including all rights and interests in partnerships, limited partnerships, limited liability companies and other unincorporated entities, corporate or other business records, indemnification claims, contract rights (including rights under the Omnibus Offering Proceeds Note Subordination Agreement, the Loan Proceeds Note Collateral Agreement, leases, whether entered into as lessor or lessee, Hedging Agreements and other agreements), Intellectual Property, goodwill, registrations, franchises, tax refund claims and any letter of credit, guarantee, claim, security interest or other security held by or granted to any Grantor to secure payment by an Account Debtor of any Account.

“Grantors” means Level 3, the Borrower and the Subsidiary Grantors.

“Instrument” has the meaning assigned to such term in Section 9-102 of the New York UCC.

“Intellectual Property” means all intellectual and similar property of any Grantor of every kind and nature now owned or hereafter acquired by any Grantor in the United States, including inventions, designs, Patents, Copyrights, Licenses, Trademarks, trade secrets, confidential or proprietary technical and business information, know-how, show-how or other data or information, software and databases and all embodiments or fixations thereof and related documentation, registrations and franchises, and all additions, improvements and accessions to, and books and records describing or used in connection with, any of the foregoing.

“Inventory” has the meaning assigned to such term in Section 9-102 of the New York UCC.

“Investment Property” has the meaning assigned to such term in Section 9-102 of the New York UCC.

“Lenders” has the meaning assigned to such term in the preliminary statement of this Agreement.

“Letter of Credit Right” has the meaning assigned to such term in Section 9-102 of the New York UCC.

“Level 3” has the meaning assigned to such term in the preamble of this Agreement.

“Level 3 LLC” means Level 3 Communications LLC, a Delaware limited liability company.

“License” means any Patent License, Trademark License, Copyright License or other license or sublicense agreement to which any Grantor is a party, including those listed on Schedule III (other than those license agreements in existence on the date hereof and listed on Schedule III and those license agreements entered into after the date hereof, which by their terms prohibit assignment or a grant of a security interest by such Grantor as licensee thereunder).

“MLCC” has the meaning assigned to such term in the preamble of this Agreement.

“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

“Obligations” has the meaning assigned to such term in the Credit Agreement.

“Patent License” means any written agreement, now or hereafter in effect, granting to any third party any right to make, use or sell any invention on which a Patent, now or hereafter owned by any Grantor or that any Grantor otherwise has the right to license, is in existence, or granting to any Grantor any right to make, use or sell any invention on which a United States patent, now or hereafter owned by any third party, is in existence, and all rights of any Grantor under any such agreement.

“Patents” means all of the following now owned or hereafter acquired by any Grantor: (a) all letters patent of the United States, all registrations and recordings thereof, and all applications for letters patent of the United States, including registrations, recordings and pending applications in the United States Patent and Trademark Office (or any successor), including those listed on Schedule III, and (b) all reissues, continuations, divisions, continuations-in-part, renewals or extensions thereof in the United States, and the inventions disclosed or claimed therein, including the right to make, use and/or sell the inventions disclosed or claimed therein in the United States.

“Pledged Collateral” has the meaning assigned to such term in Section 2.01.

“Pledged Debt Securities” has the meaning assigned to such term in Section 2.01.

“Pledged Equity Interests” has the meaning assigned to such term in Section 2.01 and shall not include the Excluded Equity Interests.

“Pledged Securities” means any promissory notes, stock certificates or other certificated securities now or hereafter included in the Pledged Collateral, including all certificates, instruments or other documents representing or evidencing any Pledged Collateral.

“Proceeds” has the meaning assigned to such term in Section 9-102 of the New York UCC.

“Secured Parties” means (a) the Lenders, (b) the Administrative Agent, (c) the Collateral Agent, (d) each counterparty to any Specified Hedging Agreement the obligations under which constitute Obligations, (e) the beneficiaries of each indemnification obligation undertaken by any Loan Party under any Loan Document and (f) the successors and assigns of each of the foregoing.

“Security Interest” has the meaning assigned to such term in Section 3.01.

“Subsidiary Grantors” means (a) the Subsidiaries of Level 3 identified on Schedule I and (b) each other Subsidiary of Level 3 that becomes a party to this Agreement as a Subsidiary Grantor after the date hereof.

“Trademark License” means any written agreement, now or hereafter in effect, granting to any third party any right to use any Trademark now or hereafter owned by any Grantor or that any Grantor otherwise has the right to license, or granting to any Grantor any right to use any United States trademark now or hereafter owned by any third party, and all rights of any Grantor under any such agreement.

“Trademarks” means all of the following now owned or hereafter acquired by any Grantor in the United States: (a) all trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all registration and recording applications filed in connection therewith, including registrations and registration applications in the United States Patent and Trademark Office (or any successor office) or any similar offices in any State of the United States, and all extensions or renewals thereof, including those listed on Schedule III, (b) all goodwill associated therewith or symbolized thereby and (c) all other assets, rights and interests that uniquely reflect or embody such goodwill.

“Transmitting Utility” has the meaning assigned to such term in Section 9-102 of the New York UCC.

“Vehicles” means all cars, trucks, trailers, construction and earth moving equipment and other goods covered by a certificate of title law of any state.

ARTICLE II

Pledge of Securities

SECTION 2.01. Pledge. As security for the payment or performance, as the case may be, in full of the Obligations, each Grantor hereby pledges to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, and hereby grants to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest in, all of such Grantor’s right, title and interest in, to and under (a) all Equity Interests listed on Schedule II, all other Equity Interests owned by such Grantor on the date hereof (other than Equity Interests issued by Subsidiaries (other than the Borrower) of Level 3 (1) not engaged to any extent in the Telecommunications/IS Business or (2) that are not Material Subsidiaries) and any other Equity Interests that are obtained in the future by such Grantor (other than Equity Interests issued by Subsidiaries (other than the Borrower) of Level 3 (1) not engaged to any extent in the Telecommunications/IS Business or (2) that are not Material Subsidiaries), and the certificates representing all such Equity Interests (the “Pledged Equity Interests”); provided, however, that the Pledged Equity Interests shall not include (1) more than 65% of the issued and outstanding voting Equity Interests in Level 3 Communications Canada Co. or (2) any Equity Interest of any Foreign Subsidiary other than Level 3 Communications Canada Co. (collectively, the “Excluded Equity Interests”); (b) the debt securities owned by such Grantor on the date hereof (including those listed opposite the name of such Grantor on Schedule II) and any debt securities that are obtained in the future by such Grantor, and the promissory notes and any other instruments evidencing such debt securities (the “Pledged Debt Securities”); (c) all other property that may be delivered to and held by the Collateral Agent pursuant to the terms of this Section 2.01;

(d) subject to Section 2.06, all payments of principal or interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of, and all other Proceeds received in respect of, the securities referred to in clauses (a) and (b) above; (e) subject to Section 2.06, all rights and privileges of such Grantor with respect to the securities and other property referred to in clauses (a), (b), (c) and (d) above; and (f) all Proceeds of any of the foregoing (the items referred to in clauses (a) through (f) above being collectively referred to as the “Pledged Collateral”).

TO HAVE AND TO HOLD the Pledged Collateral, together with all right, title, interest, powers, privileges and preferences pertaining or incidental thereto, unto the Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties, forever; subject, however, to the terms, covenants and conditions hereinafter set forth.

SECTION 2.02. Delivery of the Pledged Collateral. (a) Each Grantor agrees promptly to deliver or cause to be delivered to the Collateral Agent any and all Pledged Securities.

(b) Each Grantor will cause the Loan Proceeds Note, each Offering Proceeds Note, the Parent Intercompany Note and any additional Indebtedness of Level 3 LLC to Level 3 (which the Grantors will cause to be evidenced by either the Parent Intercompany Note or another duly executed promissory note) to be pledged and delivered to the Collateral Agent, duly endorsed in a manner satisfactory to the Collateral Agent. Each Grantor will cause the security interests granted hereby for Indebtedness for borrowed money owed to such Grantor to be at all times first priority perfected security interests. Upon the occurrence and during the continuance of an Event of Default, each Grantor will cause any other Indebtedness for borrowed money owed to such Grantor by any Person in an amount that exceeds $1,000,000 that is evidenced by a duly executed promissory note to be delivered to the Collateral Agent, duly endorsed in a manner satisfactory to the Collateral Agent.

(c) Upon delivery to the Collateral Agent, (i) any Pledged Securities shall be accompanied by undated stock powers duly executed in blank or other instruments of transfer satisfactory to the Collateral Agent and by such other instruments and documents as the Collateral Agent may reasonably request and (ii) all other property comprising part of the Pledged Collateral shall be accompanied by proper undated instruments of assignment duly executed by the applicable Grantor and such other instruments or documents as the Collateral Agent may reasonably request. Each delivery of Pledged Securities shall be accompanied by a schedule describing such securities which schedule shall supplement Schedule II and be made a part hereof; provided that the failure to attach any such schedule hereto shall not affect the validity of such pledge of such Pledged Securities. Each schedule so delivered shall supplement any prior schedules so delivered.

SECTION 2.03. Representations, Warranties and Covenants. The Grantors jointly and severally represent, warrant and covenant to and with the Collateral Agent, for the benefit of the Secured Parties, that:

(a) on the date hereof, Schedule II correctly sets forth the percentage of the issued and outstanding Equity Interests of each class of the issuer thereof represented by the Pledged Equity Interests and includes all Equity Interests, debt securities and promissory notes required to be pledged hereunder in order to satisfy the Guarantee and Collateral Requirement;

(b) except for the security interests granted hereunder, each of the Grantors (i) is on the date hereof and, subject to any transfers made in compliance with the Credit Agreement, will continue to be the direct owner, beneficially and of record, of the Pledged Securities indicated on Schedule II as owned by such Grantor, (ii) on the date hereof holds the same free and clear of all Liens, (iii) will make no assignment, pledge, hypothecation or transfer of, or create or permit to exist any security interest in or other Lien on, the Pledged Collateral, other than Liens created by this Agreement or as permitted by the Credit Agreement and transfers made in compliance with the Credit Agreement and (iv) subject to Sections 2.02(b) and 2.06, will cause any and all Pledged Collateral, whether for value paid by the Grantor or otherwise, to be forthwith deposited with the Collateral Agent and pledged or assigned hereunder;

(c) except for restrictions and limitations imposed by the Loan Documents or securities laws generally, and subject to the obtaining of any approvals referred to in Section 5.18, the Pledged Collateral (other than Pledged Collateral representing less than all of the Equity Interests of a Person) is on the date hereof and (other than certain Pledged Debt Securities described in writing to the Collateral Agent) will continue to be freely transferable and assignable, and none of the Pledged Collateral is on the date hereof or will be subject to any option, right of first refusal, shareholders agreement, charter or by-law provision or contractual restriction of any nature that might prohibit, impair, delay or otherwise affect the pledge of such Pledged Collateral hereunder, the sale or disposition thereof pursuant hereto or the exercise by the Collateral Agent of rights and remedies hereunder;

(d) each of the Grantors (i) on the date hereof, has the power and authority to pledge the Pledged Collateral pledged by it hereunder in the manner hereby done or contemplated and (ii) will defend its title or interest thereto or therein against any and all Liens (other than Liens created by this Agreement or as permitted by the Credit Agreement), however arising, of all persons whomsoever;

(e) on the date hereof, no consent or approval of any Governmental Authority, any securities exchange or any other Person was or is necessary to the validity of the pledge of the Pledged Collateral effected hereby (other than such as have been obtained and are in full force and effect or as may required as provided in Section 5.18 hereof);

(f) by virtue of the execution and delivery by the Grantors of this Agreement, when any Pledged Securities are delivered to the Collateral Agent in accordance with this Agreement, the Collateral Agent will obtain a legal, valid and perfected first priority lien upon and security interest in such Pledged Securities as security for the payment and performance of the Obligations; and

(g) the pledge effected hereby is effective to vest in the Collateral Agent, for the benefit of the Secured Parties, the rights of the Collateral Agent in the Pledged Collateral as set forth herein.

SECTION 2.04. Certification of Limited Liability Company Interests and Limited Partnership Interests. Each Grantor represents and warrants that none of the interests in any limited liability company or limited partnership controlled by any Grantor and pledged hereunder are represented by a certificate or are “securities” within the meaning of Article 8 of the New York UCC, and covenants and agrees that it shall at no time elect to treat any such interest as a “security” within the meaning of Article 8 of the New York UCC or issue any certificate representing such interest, unless it provides prior written notification to the Collateral Agent of such election and immediately pledges and delivers any such certificate to the Collateral Agent pursuant to the terms hereof. Each Grantor that holds any uncertificated Equity Interests that constitute Pledged Collateral shall comply with Section 3.04(c) with respect to such Equity Interests.

SECTION 2.05. Registration in Nominee Name; Denominations. The Collateral Agent, on behalf of the Secured Parties, shall have the right (in its sole and absolute discretion) to hold the Pledged Securities in its own name as pledgee, the name of its nominee (as pledgee or as sub-agent) or the name of the applicable Grantor, endorsed or assigned in blank or in favor of the Collateral Agent. Each Grantor will promptly give to the Collateral Agent copies of any notices or other communications received by it with respect to Pledged Securities registered in the name of such Grantor. The Collateral Agent shall at all times have the right to exchange the certificates representing Pledged Securities for certificates of smaller or larger denominations for any purpose consistent with this Agreement.

SECTION 2.06. Voting Rights; Dividends and Interest, etc. (a) Unless and until an Event of Default shall have occurred and be continuing and the Collateral Agent shall have given the Grantors at least two Business Days’ notice of its intent to exercise its rights under this Agreement (which notice shall be deemed to have been given immediately upon the occurrence of an Event of Default with respect to Level 3 or the Borrower under paragraph (i) or (j) of Article VII of the Credit Agreement):

(i) Each Grantor shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of Pledged Securities or any part thereof for any purpose not in violation of the terms of this Agreement, the Credit Agreement and the other Loan Documents.

(ii) The Collateral Agent shall execute and deliver to each Grantor, or cause to be executed and delivered to each Grantor, all such proxies, powers of attorney and other instruments as such Grantor may reasonably request for the purpose of enabling such Grantor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to subparagraph (i) above.

(iii) Each Grantor shall be entitled to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Pledged Securities (including in respect of the Loan Proceeds Note) to the extent and only to the extent that such dividends, interest, principal and other distributions are permitted by, and otherwise paid or distributed in accordance with, the terms and conditions of the Credit Agreement, the other Loan Documents and applicable laws; provided, however, that any noncash dividends, interest, principal or other distributions that would constitute Pledged Equity Interests or Pledged Debt Securities, whether resulting from a subdivision, combination or reclassification of the outstanding Equity Interests of the issuer of any Pledged Securities or received in exchange for Pledged Securities or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Pledged Collateral and, if received by any Grantor, shall not be commingled by such Grantor with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Collateral Agent and shall be forthwith delivered to the Collateral Agent in the same form as so received (with any necessary endorsement). This paragraph (iii) shall not apply to dividends between or among the Borrower and the Subsidiary Grantors of only property subject to a perfected security interest under this Agreement; provided that the Borrower notifies the Collateral Agent in writing, specifically referring to this Section 2.06, at the time of such dividend and takes any actions the Collateral Agent reasonably specifies to ensure the continuance of its perfected security interest in such property under this Agreement.

(b) Upon the occurrence and during the continuance of an Event of Default, after the Collateral Agent shall have notified (or shall be deemed to have notified) the Grantors of the suspension of their rights under paragraph (a)(iii) of this Section 2.06, then all rights of any Grantor to dividends, interest, principal or other distributions (including in respect of the Loan Proceeds Note) that such Grantor is authorized to receive pursuant to paragraph (a)(iii) of this Section 2.06 shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to receive and retain such dividends, interest, principal or other distributions. All dividends, interest, principal or other distributions received by any Grantor contrary to the provisions of this Section 2.06 shall be held in trust for the benefit of the Collateral Agent, shall be segregated from other property or funds of such Grantor and shall be forthwith delivered to the Collateral Agent upon demand in the same form as so received (with any necessary endorsement). Any and all money and other property paid over to or received by the Collateral Agent pursuant to the provisions of this paragraph (b) shall be retained by the Collateral Agent in an account to be established by the Collateral Agent upon receipt of such money or other property and shall be applied in accordance with the provisions of Section 4.02. After all Events of Default have been cured or waived and the applicable Grantor or Grantors have delivered to the Administrative Agent certificates to that effect, the Collateral Agent shall, promptly after all such Events of Default have been cured or waived, repay to each Grantor (without interest) all dividends, interest, principal or other distributions that such Grantor would otherwise be permitted to retain pursuant to the terms of paragraph (a)(iii) of this Section 2.06 and that remain in such account.

(c) Upon the occurrence and during the continuance of an Event of Default, after the Collateral Agent shall have notified (or shall be deemed to have notified) the Grantors of the suspension of their rights under paragraph (a)(i) of this Section 2.06, then all rights of any Grantor to exercise the voting and consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section 2.06, and the obligations of the Collateral Agent under paragraph (a)(ii) of this Section 2.06, shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers; provided that, unless otherwise directed by the Required Lenders, the Collateral Agent shall have the right from time to time following and during the continuance of an Event of Default to permit the Grantors to exercise such rights.

(d) Any notice given by the Collateral Agent to the Grantors exercising its rights under paragraph (a) of this Section 2.06 (i) may be given by telephone if promptly confirmed in a writing delivered in accordance with Section 9.01 of the Credit Agreement, (ii) may be given to one or more of the Grantors at the same or different times and (iii) may suspend the rights of the Grantors under paragraph (a)(i) or paragraph (a)(iii) in part without suspending all such rights (as specified by the Collateral Agent in its sole and absolute discretion) and without waiving or otherwise affecting the Collateral Agent’s rights to give additional notices from time to time suspending other rights so long as an Event of Default has occurred and is continuing.

ARTICLE III

Security Interests in Personal Property

SECTION 3.01. Security Interest. (a) As security for the payment or performance, as the case may be, in full of the Obligations, each Grantor hereby assigns and pledges to the Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties, and hereby grants to the Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties, a security interest (the “Security Interest”) in, all right, title or interest in or to any and all of the following assets and properties now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Article 9 Collateral”):

(i) all Accounts;

(ii) all Chattel Paper;

(iii) all cash and Deposit Accounts;

(iv) all Documents;

(v) all Equipment;

(vi) all General Intangibles;

(vii) all Instruments;

(viii) all Inventory;

(ix) all Investment Property;

(x) all Letter-of-Credit Rights;

(xi) all Commercial Tort Claims;

(xii) all Fixtures;

(xiii) all books and records pertaining to the Article 9 Collateral; and

    (xiv) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing.

Notwithstanding the foregoing, the Article 9 Collateral shall not include any of the following assets now owned or hereafter acquired which would otherwise be included in the Article 9 Collateral: (a) assets transferred to a Person that is not a Grantor, and is not required under the Credit Agreement to become a Grantor, in compliance with the Credit Agreement, (b) assets subject to Liens permitted by Section 6.05(ii)(2), (3) or (4), 6.05(iv) or 6.05(v) of the Credit Agreement to the extent the documentation creating such Liens or governing the Indebtedness secured thereby would prohibit Liens on such assets created hereunder, (c) any asset consisting of rights under a contract, agreement, instrument or other document, that contains a valid and enforceable prohibition on the creation of a security interest therein, to the extent and for so long as such prohibition remains in effect and is valid and effective to prohibit the creation of a security interest therein notwithstanding Sections 9-406 through 9-409 of the applicable Uniform Commercial Code, (d) Vehicles, (e) aircraft, (f) real estate interests (including but not limited to leasehold interests), other than Fixtures, (g) Equity Interests expressly excluded by the proviso to Section 2.01(a), (h) Equity Interests issued by Subsidiaries that are not Material Subsidiaries and that are excluded from the Pledged Collateral, (i) rights created under foreign registrations and applications with respect to Intellectual Property, (j) Excluded Cash and (k) any application for registration of a Trademark filed with the United States Patent and Trademark Office on an intent to use basis until such time (if any) as a statement of use or an amendment to allege use is filed, at which time such Trademark shall automatically become part of the Collateral and subject to the Security Interest (collectively, the “Excluded Collateral”).

(b) Each Grantor hereby irrevocably authorizes the Collateral Agent at any time and from time to time to file in any relevant jurisdiction any initial financing statements (including fixture filings and Transmitting Utility filings) with respect to the Collateral or any part thereof and amendments thereto that (i) indicate the Collateral as all assets of such Grantor (or, if the Collateral Agent shall so elect, identifying the Collateral in greater detail) or words of similar effect (it being understood that such description shall not result in the creation of a security interest in any assets expressly excluded from the Article 9 Collateral by the immediately preceding paragraph), and (ii) contain the information required by Article 9 of the Uniform Commercial Code of each applicable jurisdiction for the filing of any financing statement or amendment, including (A) whether such Grantor is an organization, the type of organization and any organizational identification number issued to such Grantor and (B) in the case of a financing statement filed as a fixture filing, a sufficient description of the real property to which such Article 9 Collateral relates. Each Grantor agrees to provide such information, other than real property descriptions, to the Collateral Agent promptly upon request. Notwithstanding the foregoing, it is understood that no Grantor shall have any obligation to provide a real property description for central fixture filings or local fixture filings.

Each Grantor also ratifies its authorization for the Collateral Agent to file in any relevant jurisdiction any initial financing statements or amendments thereto if filed prior to the date hereof.

The Collateral Agent is further authorized to file with the United States Patent and Trademark Office or United States Copyright Office (or any successor office) such documents as may be necessary or advisable for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest granted by each Grantor, without the signature of any Grantor, and naming any Grantor or the Grantors as debtors and the Collateral Agent as secured party.

(c) The Security Interest is granted as security only and shall not subject the Collateral Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Article 9 Collateral.

SECTION 3.02. Representations and Warranties. The Grantors jointly and severally represent and warrant to the Collateral Agent and the Secured Parties that:

(a) On the date hereof, each Grantor has good and valid rights in and title to the Article 9 Collateral with respect to which it has purported to grant a Security Interest hereunder and has full power and authority to grant to the Collateral Agent the Security Interest in such Article 9 Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other Person other than any consent or approval that has been obtained.

(b) The Effective Date Perfection Certificate has been duly prepared, completed and executed and the information set forth therein necessary to achieve the perfection and priority of the security interests contemplated herein (including (x) the exact legal name of each Grantor and (y) the jurisdiction of organization of each Grantor) is correct and complete as of the Effective Date.

(c) Uniform Commercial Code financing statements (including fixture filings and Transmitting Utility filings, as applicable) or other appropriate filings, recordings or registrations containing a description of the Article 9 Collateral have been prepared by the Collateral Agent based upon the information provided to the Administrative Agent in the Effective Date Perfection Certificate for filing in each governmental, municipal or other office specified in the Effective Date Perfection Certificate (or specified by notice from the Borrower to the Administrative Agent after the Effective Date in the case of filings, recordings or registrations required by Sections 5.03 or 5.12 of the Credit Agreement). Such filings are all the filings, recordings and registrations (other than filings, if required hereunder, to be made in the United States Patent and Trademark Office and the United States Copyright Office in order to perfect the Security Interest in Article 9 Collateral consisting of United States Patents, Trademarks and registered Copyrights) that are necessary as of the Effective Date to publish notice of and protect the validity of and to establish a legal, valid and perfected security interest in favor of the Collateral Agent (for the ratable benefit of the Secured Parties) in respect of all Article 9 Collateral in which the Security Interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary in any such jurisdiction, except as provided under applicable law with respect to the filing of continuation statements.

(d) Except to the extent not required as a result of the second sentence of the last paragraph in the definition of “Guarantee and Collateral Requirement in” the Credit Agreement, a fully executed memorandum of this Agreement containing a description of all Article 9 Collateral consisting of Intellectual Property with respect to United States Patents and United States registered Trademarks and United States registered Copyrights shall be delivered to the Collateral Agent for recording by the United States Patent and Trademark Office and the United States Copyright Office pursuant to 35 U.S.C. §261, 15 U.S.C. §1060 or 17 U.S.C. §205 and the regulations thereunder, as applicable, and otherwise as may be required pursuant to the laws of any other necessary jurisdiction, to protect the validity of and to establish a legal, valid and perfected security interest in favor of the Collateral Agent (for the ratable benefit of the Secured Parties) in respect of all Article 9 Collateral consisting of Patents, Trademarks and Copyrights in which a security interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary (other than such actions as are necessary to perfect the Security Interest with respect to any Article 9 Collateral consisting of Patents, Trademarks and Copyrights acquired or developed after the date hereof).

(e) The Security Interest constitutes (i) a legal and valid security interest in all the Article 9 Collateral securing the payment and performance of the Obligations, (ii) subject to the filings described in Sections 3.02(c), a perfected (other than with respect to undisclosed Commercial Tort Claims) security interest in all Article 9 Collateral in which a security interest may be perfected by filing, recording or registering a financing statement or analogous document in the United States (or any political subdivision thereof) and its territories and possessions pursuant to the Uniform Commercial Code or other applicable law in such jurisdictions and (iii) subject to the provisions of the second sentence of the last paragraph of the definition of “Guarantee and Collateral Requirement” in the Credit Agreement, a security interest that shall be perfected in all Article 9 Collateral in which a security interest may be perfected upon the receipt and recording of a memorandum of this Agreement (including payment of any applicable fees in connection therewith) with the United States Patent and Trademark Office and the United States Copyright Office, as applicable. The Security Interest (other than with respect to cash, any Deposit Account other than the Collateral Proceeds Deposit Account and undisclosed Commercial Tort Claims) is and shall be prior to any other Lien on any of the Article 9 Collateral, other than Liens expressly permitted pursuant to Section 6.05 of the Credit Agreement.

(f) The Article 9 Collateral is owned by the Grantors free and clear of any Lien, except for Liens expressly permitted pursuant to Section 6.05 of the Credit Agreement. None of the Grantors has filed or consented to the filing of (i) any financing statement or analogous document under the Uniform Commercial Code or any other applicable laws covering any Article 9 Collateral, (ii) any assignment in which any Grantor assigns any Collateral or any security agreement or similar instrument covering any Article 9 Collateral with the United States Patent and Trademark Office or the United States Copyright Office or (iii) any assignment in which any Grantor assigns any Article 9 Collateral or any security agreement or similar instrument covering any Article 9 Collateral with any foreign governmental, municipal or other office, which financing statement or analogous document, assignment, security agreement or similar instrument is still in effect, except, in each case, for Liens expressly permitted pursuant to Section 6.05 of the Credit Agreement.

SECTION 3.03. Covenants. (a) Each Grantor agrees to maintain, at its own cost and expense, such complete and accurate records with respect to the Article 9 Collateral as is prudent in the conduct of its business, and, at such time or times as the Collateral Agent may reasonably request, to prepare and deliver as soon as reasonably practicable to the Collateral Agent a duly certified schedule or schedules in form and detail satisfactory to the Collateral Agent showing the identity, amount and location of any and all Article 9 Collateral.

(b) Each Grantor shall, at its own expense, take any and all actions necessary to defend title to the Article 9 Collateral against all Persons and to defend the Security Interest of the Collateral Agent in the Article 9 Collateral and the priority thereof against any Lien not expressly permitted pursuant to Section 6.05 of the Credit Agreement. Notwithstanding the foregoing, in no event shall any Grantor be required to provide descriptions of real estate for central fixture filings or local fixture filings.

(c) Each Grantor agrees, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as the Collateral Agent may from time to time request to better assure, preserve, protect and perfect the Security Interest and the rights and remedies created hereby, including the payment of any fees and Taxes required in connection with the execution and delivery of this Agreement, the granting of the Security Interest and the filing of any financing statements (including fixture filings, other than central fixture filings that require a real property description and local fixture filings, and Transmitting Utility filings) or other documents in connection herewith or therewith. Without limiting the generality of the foregoing, each Grantor hereby authorizes the Collateral Agent, with prompt notice thereof to the Grantors, to supplement this Agreement by supplementing Schedule III or adding additional schedules hereto to specifically identify any asset or item that may, in the Collateral Agent’s judgment, constitute Copyrights, Licenses, Patents or Trademarks; provided that any Grantor shall have the right, exercisable within 10 days after it has been notified by the Collateral Agent of the specific identification of such Collateral, to advise the Collateral Agent in writing of any material inaccuracy of the representations and warranties made by such Grantor hereunder with respect to such Collateral. Each Grantor agrees that it will use its best efforts to take such action as shall be necessary in order that all representations and warranties hereunder shall be true and correct in all material respects with respect to such Collateral within 30 days after the date it has been notified by the Collateral Agent of the specific identification of such Collateral.

(d) The Collateral Agent and such Persons as the Collateral Agent may designate shall have the right, at the Grantors’ own cost and expense, to inspect the Article 9 Collateral, all records related thereto (and to make extracts and copies from such records) and the premises upon which any of the Article 9 Collateral is located, to discuss the Grantors’ affairs with the officers of the Grantors and their independent accountants and to verify under reasonable procedures, in accordance with Section 5.03 of the Credit Agreement, the validity, amount, quality, quantity, value, condition and status of, or any other matter relating to, the Article 9 Collateral, including, in the case of Accounts or Article 9 Collateral in the possession of any third person, by contacting Account Debtors or the third person possessing such Article 9 Collateral for the purpose of making such a verification. The Collateral Agent shall have the absolute right to share any information it gains from such inspection or verification with any Secured Party. The rights under this paragraph may only be exercised if an Event of Default has occurred and is continuing.

(e) At its option, the Collateral Agent may discharge past due Taxes, assessments, charges, fees, Liens, security interests or other encumbrances at any time levied or placed on the Article 9 Collateral and not expressly permitted pursuant to Section 6.05 of the Credit Agreement, and may pay for the maintenance and preservation of the Article 9 Collateral to the extent any Grantor fails to do so as required by the

Credit Agreement or this Agreement, and each Grantor jointly and severally agrees to reimburse the Collateral Agent on demand for any payment made or any expense incurred by the Collateral Agent pursuant to the foregoing authorization; provided, however, that nothing in this paragraph shall be interpreted as excusing any Grantor from the performance of, or imposing any obligation on the Collateral Agent or any Secured Party to cure or perform, any covenants or other promises of any Grantor with respect to Taxes, assessments, charges, fees, Liens, security interests or other encumbrances and maintenance as set forth herein or in the other Loan Documents.

(f) Upon the occurrence and during the continuance of an Event of Default, if at any time any Grantor shall take a security interest in any property of an Account Debtor or any other Person to secure payment and performance of an Account in excess of $1,000,000, such Grantor shall promptly assign such security interest to the Collateral Agent. Such assignment need not be filed of public record unless necessary to continue the perfected status of the security interest against creditors of and transferees from the Account Debtor or other Person granting the security interest.

(g) As between each Grantor, the Collateral Agent and the Secured Parties, each Grantor shall remain liable to observe and perform all the conditions and obligations to be observed and performed by it under each contract, agreement or instrument relating to the Article 9 Collateral, all in accordance with the material terms and conditions thereof, and each Grantor jointly and severally agrees to indemnify and hold harmless the Collateral Agent and the Secured Parties from and against any and all liability for such performance.

(h) None of the Grantors shall make or permit to be made an assignment, pledge or hypothecation of the Article 9 Collateral or shall grant any other Lien in respect of the Article 9 Collateral, except as expressly permitted by Section 6.05 of the Credit Agreement. None of the Grantors shall make or permit to be made any transfer of the Article 9 Collateral, except as expressly permitted by Sections 6.06, 6.07, 6.08, 6.10 and 9.14 of the Credit Agreement.

(i) None of the Grantors will, without the Collateral Agent’s prior written consent, grant any extension of the time of payment of any Accounts included in the Article 9 Collateral, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partly, any Person liable for the payment thereof or allow any credit or discount whatsoever thereon, other than extensions, credits, discounts, compromises, compoundings or settlements granted or made in good faith in the prudent conduct of the business of such Grantor.

(j) The Grantors, at their own expense, shall maintain or cause to be maintained insurance covering physical loss or damage to the Inventory and Equipment in accordance with the requirements set forth in Section 5.07 of the Credit Agreement. Each Grantor irrevocably makes, constitutes and appoints the Collateral Agent (and all officers, employees or agents designated by the Collateral Agent) as such Grantor’s true and lawful agent (and attorney-in-fact) for the purpose, upon the occurrence and during the continuance of an Event of Default, of making, settling and adjusting claims in respect of Article 9 Collateral under policies of insurance, endorsing the name of such Grantor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect thereto. In the event that any Grantor at any time or times shall fail to obtain or maintain any of the policies of insurance required hereby or under the Credit Agreement or to pay any premium in whole or part relating thereto, the Collateral Agent may, without waiving or releasing any obligation or liability of the Grantors hereunder or any Event of Default, in its sole discretion, obtain and maintain such policies of insurance and pay such premium and take any other actions with respect thereto as the Collateral Agent deems advisable. All sums disbursed by the Collateral Agent in connection with this paragraph, including attorneys’ fees, court costs, expenses and other charges relating thereto, shall be payable, upon demand, by the Grantors to the Collateral Agent and shall be additional Obligations secured hereby.

(k) Each Grantor shall maintain, in form and manner reasonably satisfactory to the Collateral Agent, records of its Chattel Paper and its books, records and documents evidencing or pertaining thereto in accordance with prudent business practices.

SECTION 3.04. Other Actions. In order to further insure the attachment, perfection and priority of, and the ability of the Collateral Agent to enforce, the Collateral Agent’s security interest in the Article 9 Collateral, each Grantor agrees, in each case at such Grantor’s own expense, to take the following actions with respect to the following Article 9 Collateral:

(a) Instruments. Upon the occurrence and during the continuance of an Event of Default, if any Grantor shall at any time hold or acquire any Instruments in excess of $1,000,000, such Grantor shall forthwith endorse, assign and deliver the same to the Collateral Agent, accompanied by such undated instruments of transfer or assignment duly executed in blank as the Collateral Agent may from time to time specify.

(b) Deposit Accounts. Each Grantor shall deposit the net cash proceeds from any Asset Disposition meeting the requirements of Section 6.07(b) of the Credit Agreement in a Deposit Account (the “Collateral Proceeds Deposit Account”). For each Collateral Proceeds Deposit Account that any Grantor at any time opens or maintains, such Grantor shall either (i) cause the depositary bank to agree to comply at any time with instructions from the Collateral Agent to such depositary bank directing the disposition of funds from time to time credited to such Collateral Proceeds Deposit Account, without further consent of such Grantor or any other Person, pursuant to an agreement in form and substance satisfactory to the Collateral Agent or (ii) arrange for the Collateral Agent to become the customer of the depositary bank with respect to the Collateral Proceeds Deposit Account, and in either case the Grantor will be permitted to withdraw funds from such Collateral Proceeds Deposit Account only with the consent of the Collateral Agent. The Collateral Agent agrees with each Grantor that the Collateral Agent shall not give any such instructions or withhold any withdrawal rights from any Grantor (to the extent such rights are to be exercised in a manner consistent with the Credit Agreement), unless an Event of Default has occurred and is continuing, or, after giving effect to any withdrawal, would occur. The provisions of this paragraph shall not apply to (A) any Collateral Proceeds Deposit Account for which any Grantor, the depositary bank and the Collateral Agent have entered into a cash collateral agreement specially negotiated among such Grantor, the depositary bank and the Collateral Agent for the specific purpose set forth therein and (B) Collateral Proceeds Deposit Accounts for which the Collateral Agent is the depositary. Notwithstanding the foregoing, other than with respect to a Collateral Proceeds Deposit Account, in no event shall (x) a control agreement or a cash collateral agreement be required for any Deposit Account, regardless of whether the Collateral Agent is the depositary for such Deposit Account, or (y) the Collateral Agent be required to (1) become the customer of any bank holding any Deposit Account with respect to such Deposit Account or (2) possess any cash of any Grantor.

(c) Investment Property. Except to the extent otherwise provided in Article II, if any Grantor shall at any time hold or acquire any certificated securities, such Grantor shall forthwith endorse, assign and deliver the same to the Collateral Agent, accompanied by such instruments of transfer or assignment duly executed in blank as the Collateral Agent may from time to time specify. If any securities now or hereafter acquired by any Grantor are uncertificated and are issued to such Grantor or its nominee directly by the issuer thereof, such Grantor shall immediately notify the Collateral Agent thereof and, at the Collateral Agent’s request and option, pursuant to an agreement in form and substance satisfactory to the Collateral Agent, either (a) cause the issuer to agree to comply with instructions from the Collateral Agent as to such securities, without further consent of any Grantor or such nominee or (b) arrange for the Collateral Agent to become the registered owner of the securities; provided, that the requirements of this sentence shall not apply to any uncertificated securities held by any Grantor in any Person that holds no assets and engages in no operations. If any securities, whether certificated or uncertificated, or other Investment Property now or hereafter acquired by any Grantor are held by such Grantor or its nominee through a Securities Intermediary or Commodity Intermediary, such Grantor shall immediately notify the Collateral Agent thereof and, at the Collateral Agent’s request and option, pursuant to an agreement in form and substance satisfactory to the Collateral Agent, either (a) cause such Securities Intermediary or Commodity Intermediary, as the case may be, to agree to comply with Entitlement Orders or other instructions from the Collateral Agent to such Securities Intermediary as to such securities or other Investment Property, or (as the case may be) to apply any value distributed on account of any commodity contract as directed by the Collateral Agent to such Commodity Intermediary, in each case without further consent of any Grantor or such nominee or (b) in the case of Financial Assets (as governed by Article 8 of the New York UCC) or other Investment Property held through a Securities Intermediary, arrange for the Collateral Agent to become the Entitlement Holder with respect to such Investment Property, with the Grantor being permitted, only with the consent of the Collateral Agent, to exercise rights to withdraw or otherwise deal with such Investment Property. The Collateral Agent agrees with each of the Grantors that the Collateral Agent shall not give any such Entitlement Orders or instructions or directions to any such issuer, Securities Intermediary or Commodity Intermediary, and shall not withhold its consent to the exercise of any withdrawal or dealing rights by any Grantor, unless an Event of Default has occurred and is continuing or, after giving effect to any such investment and withdrawal rights, would occur. The provisions of this paragraph shall not apply to any Financial Assets credited to a Securities Account for which the Collateral Agent is the Securities Intermediary.

(d) Electronic Chattel Paper and Transferable Records. Upon the occurrence and during the continuance of an Event of Default, if any Grantor at any time holds or acquires an interest in any Electronic Chattel Paper or any “transferable record” as that term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act, or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction, such Grantor shall promptly notify the Collateral Agent thereof and, at the request of the Collateral Agent, shall take such action as the Collateral Agent may request to vest in the Collateral Agent control under Section 9-105 of the New York UCC of such Electronic Chattel Paper or control under Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or, as the case may be, Section 16 of the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record. The Collateral Agent agrees with such Grantor that the Collateral Agent will arrange, pursuant to procedures satisfactory to the Collateral Agent and so long as such procedures will not result in the Collateral Agent’s loss of control, for the Grantor to make alterations to the Electronic Chattel Paper or transferable record permitted under Section 9-105 of the New York UCC or, as the case may be, Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or Section 16 of the Uniform Electronic Transactions Act for a party in control to allow without loss of control, unless an Event of Default has occurred and is continuing or would occur after taking into account any such action by such Grantor with respect to such Electronic Chattel Paper or transferable record.

(e) Letter-of-Credit Rights. Upon the occurrence and during the continuance of an Event of Default, if any Grantor is at any time a beneficiary under any letter of credit now or hereafter issued in favor of such Grantor that is in an amount greater than $5,000,000, such Grantor shall promptly notify the Collateral Agent thereof and, at the request and option of the Collateral Agent, such Grantor shall, pursuant to an agreement in form and substance satisfactory to the Collateral Agent, either (i) arrange for the issuer and any confirmer of such letter of credit to consent to an assignment to the Collateral Agent of the proceeds of any drawing under the letter of credit or (ii) arrange for the Collateral Agent to become the transferee beneficiary of the letter of credit, with the Collateral Agent agreeing, in each case, that the proceeds of any drawing under the letter of credit are to be paid to the applicable Grantor unless an Event of Default has occurred or is continuing.

(f) Commercial Tort Claims. If any Grantor shall at any time hold or acquire any Commercial Tort Claims, the Grantor shall, at the time that delivery of the Annual Perfection Certificate is required pursuant to Section 5.03(b)(i)(A) of the Credit Agreement, notify the Collateral Agent thereof in a writing signed by such Grantor including a summary description of such claim or claims and grant to the Collateral Agent in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance satisfactory to the Collateral Agent.

SECTION 3.05. Covenants regarding Patent, Trademark and Copyright Collateral. (a) Each Grantor (either itself or through its licensees or sublicenses) agrees, in accordance with the prudent practices of companies similarly situated and in the same or similar businesses, for each Patent that is material to the conduct of the business of Level 3 and its Subsidiaries, taken as a whole, (i) to maintain such Patent so that it will not become invalidated or dedicated to the public and (ii) that it shall continue to mark any products covered by such Patent with the relevant patent number as necessary and sufficient to establish and preserve its maximum rights under applicable patent laws.

(b) Each Grantor (either itself or through its licensees or its sublicensees) will, in accordance with the prudent practices of companies similarly situated and in the same or similar businesses, for each Trademark material to the conduct of the business of Level 3 and its Subsidiaries, taken as a whole, (i) maintain such Trademark in full force free from any claim of abandonment or invalidity for non-use, (ii) maintain the quality of products and services offered under such Trademark, (iii) display such Trademark with notice of Federal or foreign registration to the extent necessary and sufficient to establish and preserve its maximum rights under applicable law and (iv) not knowingly use or knowingly permit the use of such Trademark in violation of any third party rights.

(c) Each Grantor (either itself or through its licensees or sublicensees) will, in accordance with the prudent practices of companies similarly situated and in the same or similar businesses, for each work covered by a Copyright that is material to the conduct of the business of Level 3 and its Subsidiaries, taken as a whole, continue to publish, reproduce, display, adopt and distribute the work with appropriate copyright notice as necessary and sufficient to establish and preserve its maximum rights under applicable copyright laws.

(d) Each Grantor shall notify the Collateral Agent promptly if it knows or has reason to know that any Patent, Trademark or Copyright that is material to the conduct of the business of Level 3 and its Subsidiaries, taken as a whole, may become abandoned, lost or dedicated to the public, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, United States Copyright Office or any court or similar office of any country) regarding such Grantor’s ownership of any such Patent, Trademark or Copyright, its right to register the same, or its right to keep and maintain the same.

(e) In no event shall any Grantor, either itself or through any agent, employee, licensee or designee, file an application for any Patent, Trademark or Copyright (or for the registration of any Trademark or Copyright) with the United States Patent and Trademark Office, United States Copyright Office or any office or agency in any political subdivision of the United States or in any other country or any political subdivision thereof, with respect to any of the same which is material to the conduct of the business of Level 3 and its Subsidiaries, taken as a whole, unless it promptly informs the Collateral Agent, and, upon the reasonable request of the Collateral Agent, executes and delivers any and all agreements, instruments, documents and papers as the Collateral Agent may request to evidence the Collateral Agent’s security interest in such Patent, Trademark or Copyright, and each Grantor hereby appoints the Collateral Agent as its attorney-in-fact to execute and file such writings for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed; such power, being coupled with an interest, is irrevocable.

(f) Each Grantor will take all necessary steps that it deems appropriate under the circumstances and are consistent with the practice in any proceeding before the United States Patent and Trademark Office, United States Copyright Office or any office or agency in any political subdivision of the United States or in any other country or any political subdivision thereof, to maintain and pursue each application relating to any Patent, Trademark and/or Copyright (and to obtain the relevant grant or registration) that is material to the conduct of the business of Level 3 and its Subsidiaries, taken as a whole, and to maintain each issued Patent and each registration of the Trademarks and Copyrights that is material to the conduct of the business of Level 3 and its Subsidiaries, taken as a whole, including timely filings of applications for renewal, affidavits of use, affidavits of incontestability and payment of maintenance fees, and, if consistent with good business judgment, to initiate opposition, interference and cancellation proceedings against third parties.

(g) In the event that any Grantor knows or has reason to believe that any Article 9 Collateral consisting of a Patent, Trademark or Copyright that is material to the conduct of the business of Level 3 and its Subsidiaries, taken as a whole, has been or is about to be infringed, misappropriated or diluted by a third party, such Grantor promptly shall notify the Collateral Agent and shall, if consistent with its good business judgment, promptly sue for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution, and take such other actions as are appropriate under the circumstances to protect such Article 9 Collateral. Such Grantor may discontinue or settle any such suit or other action if the Grantor deems such discontinuance or settlement to be appropriate in its reasonable business judgment.

(h) Upon the occurrence and during the continuance of an Event of Default, each Grantor shall, at the request of the Collateral Agent, use its best efforts to obtain all requisite consents or approvals by the licensor of each Copyright License, Patent License or Trademark License to effect the assignment of all such Grantor’s right, title and interest thereunder to the Collateral Agent or its designee.

ARTICLE IV

Remedies

SECTION 4.01. Remedies Upon Default. Upon the occurrence and during the continuance of an Event of Default, each Grantor agrees to deliver each item of Collateral to the Collateral Agent on demand, and it is agreed that the Collateral Agent shall have the right to take any of or all the following actions at the same or different times: (a) with respect to any Article 9 Collateral consisting of Intellectual Property, on demand, to cause the Security Interest to become an assignment, transfer and conveyance of any of or all such Article 9 Collateral by the applicable Grantors to the Collateral Agent, or to license or sublicense, whether general, special or otherwise, and whether on an exclusive or nonexclusive basis, any such Article 9 Collateral throughout the world on such terms and conditions and in such manner as the Collateral Agent shall determine (other than in violation of any then-existing licensing arrangements to the extent that waivers cannot be obtained), (b) with or without legal process and with or without prior notice or demand for performance, to take possession of the Article 9 Collateral and without liability for trespass to enter any premises where the Article 9 Collateral may be located for the purpose of taking possession of or removing the Article 9 Collateral and, generally, to exercise any and all rights afforded to a secured party under the Uniform Commercial Code or other applicable law and (c) with respect to any of the Pledged Debt Securities, to demand payment of the principal of and interest on any Pledged Debt Securities (each Grantor hereby irrevocably making, constituting and appointing the Collateral Agent as such Grantor’s true and lawful agent and attorney-in-fact for such purpose). Without limiting the generality of the foregoing, each Grantor agrees that the Collateral Agent shall have the right, subject to the mandatory requirements of applicable law, to (i) sell or otherwise dispose of all or any part of the Collateral at a public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as the Collateral Agent shall deem appropriate and (ii) require that each Grantor assign and transfer to, and register in the name of, the Collateral Agent or its nominee, the Pledged Equity Interests and Pledged Debt Securities. The Collateral Agent shall be authorized at any such sale (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to Persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale the Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by law) all rights of redemption, stay and appraisal which such Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

The Collateral Agent shall give the applicable Grantors 10 days’ written notice (which each Grantor agrees is reasonable notice within the meaning of Section 9-611 of the New York UCC or its equivalent in other jurisdictions) of the Collateral Agent’s intention to make any sale of Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix and state in the notice (if any) of such sale. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may (in its sole and absolute discretion) determine. The Collateral Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Collateral Agent until the sale price is paid by the purchaser or purchasers thereof, but the Collateral Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. At any public (or, to the extent permitted by law, private) sale made pursuant to this Section, any Secured Party may bid for or purchase, free (to the extent permitted by law) from any right of redemption, stay, valuation or appraisal on the part of any Grantor (all said rights being also hereby waived and released to the extent permitted by law), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to such Secured Party from any Grantor as a credit against the purchase price, and such Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to any Grantor therefor. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Collateral Agent shall be free to carry out such sale pursuant to such agreement and no Grantor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Collateral Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Collateral Agent may proceed by a suit or suits at law or in equity to foreclose under this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver. Any sale pursuant to the provisions of this Section 4.01 shall be deemed to conform to the commercially reasonable standards as provided in Section 9-610(b) of the New York UCC or its equivalent in other jurisdictions.

SECTION 4.02. Application of Proceeds. The Collateral Agent shall apply the Proceeds of any collection, sale or foreclosure of, or other realization upon, any Collateral, and any Collateral consisting of cash, as follows:

FIRST, to the payment of all costs and expenses incurred by the Administrative Agent or the Collateral Agent (in their capacity as such hereunder or under any other Loan Document) in connection with such collection, sale, foreclosure or realization or otherwise in connection with this Agreement, any other Loan Document or any of the Obligations, including all court costs and the fees and expenses of its agents and legal counsel, the repayment of all advances made by the Collateral Agent hereunder or under any other Loan Document on behalf of any Grantor and any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Loan Document;

SECOND, to the payment in full of the Obligations (the amounts so applied to be distributed among the Secured Parties pro rata in accordance with the amounts of the Obligations owed to them on the date of any such distribution); and

THIRD, to the Grantors, their successors or assigns, or as a court of competent jurisdiction may otherwise direct.

The Collateral Agent shall have absolute discretion (as between the Secured Parties and the Grantors) as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. Upon any sale of Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.

SECTION 4.03. Grant of License to Use Intellectual Property. For the purpose of enabling the Collateral Agent to exercise rights and remedies under this Article at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to the Collateral Agent an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to the Grantors) to use, license or sublicense any of the Article 9 Collateral consisting of Intellectual Property now owned or hereafter acquired by such Grantor, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof. The use of such license by the Collateral Agent shall be exercised, at the option of the Collateral Agent, only upon the occurrence and during the continuation of an Event of Default; provided, however, that any license, sublicense or other transaction entered into by the Collateral Agent in accordance herewith shall be binding upon the Grantors notwithstanding any subsequent cure of an Event of Default.

SECTION 4.04. Securities Act, etc. In view of the position of the Grantors in relation to the Pledged Collateral, or because of other current or future circumstances, a question may arise under the Securities Act of 1933, as now or hereafter in effect, or any similar statute hereafter enacted analogous in purpose or effect (such Act and any such similar statute as from time to time in effect being called the “Federal

Securities Laws”) with respect to any disposition of the Pledged Collateral permitted hereunder. Each Grantor understands that compliance with the Federal Securities Laws might very strictly limit the course of conduct of the Collateral Agent if the Collateral Agent were to attempt to dispose of all or any part of the Pledged Collateral, and might also limit the extent to which or the manner in which any subsequent transferee of any Pledged Collateral could dispose of the same. Similarly, there may be other legal restrictions or limitations affecting the Collateral Agent in any attempt to dispose of all or part of the Pledged Collateral under applicable “blue sky” or other state securities laws or similar laws analogous in purpose or effect. Each Grantor recognizes that in light of such restrictions and limitations the Collateral Agent may, with respect to any sale of the Pledged Collateral, limit the purchasers to those who will agree, among other things, to acquire such Pledged Collateral for their own account, for investment, and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that in light of such restrictions and limitations, the Collateral Agent, in its sole and absolute discretion (a) may proceed to make such a sale whether or not a registration statement for the purpose of registering such Pledged Collateral or part thereof shall have been filed under the Federal Securities Laws and (b) may approach and negotiate with such number of purchasers as the Collateral Agent determines to be reasonable to effect such sale. Each Grantor acknowledges and agrees that any such sale might result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions. In the event of any such sale, the Collateral Agent shall incur no responsibility or liability for selling all or any part of the Pledged Collateral at a price that the Collateral Agent, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might have been realized if the sale were deferred until after registration as aforesaid or if more than a single purchaser were approached. The provisions of this Section 4.04 will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which the Collateral Agent sells.

ARTICLE V

Miscellaneous

SECTION 5.01. Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 9.01 of the Credit Agreement. All communications and notices hereunder to any Subsidiary Grantor shall be given to it in care of the Borrower as provided in Section 9.01 of the Credit Agreement.

SECTION 5.02. Security Interest Absolute. All rights of the Collateral Agent hereunder, the Security Interest, the grant of a security interest in the Pledged Collateral and all obligations of each Grantor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Obligations, or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Grantor in respect of the Obligations or this Agreement.

SECTION 5.03. Survival of Agreement. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Collateral Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended under the Credit Agreement, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under any Loan Document is outstanding.

SECTION 5.04. Binding Effect; Several Agreement. This Agreement shall become effective as to any Loan Party when a counterpart hereof executed on behalf of such Loan Party shall have been delivered to the Collateral Agent and a counterpart hereof shall have been executed on behalf of the Collateral Agent, and thereafter shall be binding upon such Loan Party and the Collateral Agent and their respective permitted successors and assigns, and shall inure to the benefit of such Loan Party, the Collateral Agent and the other Secured Parties and their respective permitted successors and assigns, except that no Loan Party shall have the right to assign or transfer its rights or obligations hereunder or any interest herein or in the Collateral (and any such assignment or transfer shall be void) except as expressly contemplated by this Agreement or the Credit Agreement. This Agreement shall be construed as a separate agreement with respect to each Loan Party and may be amended, modified, supplemented, waived or released with respect to any Loan Party without the approval of any other Loan Party and without affecting the obligations of any other Loan Party hereunder.

SECTION 5.05. Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Grantor or the Collateral Agent that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

SECTION 5.06. Collateral Agent’s Fees and Expenses; Indemnification. (a) The parties hereto agree that the Collateral Agent shall be entitled to reimbursement of its expenses incurred hereunder to the extent provided in Section 9.03 of the Credit Agreement.

(b) Without limitation of its indemnification obligations under the other Loan Documents, each Subsidiary Grantor agrees to indemnify, on a joint and several basis, the Collateral Agent and the other Indemnitees to the same extent that Level 3 and the Borrower have agreed to such parties as set forth in Section 9.03(b) of the Credit Agreement.

(c) Any such amounts payable as provided hereunder shall be additional Obligations secured hereby and by the other Security Documents. The provisions of this Section 5.06 shall remain operative and in full force and effect regardless of the termination of this Agreement or any other Loan Document, the consummation of the transactions contemplated hereby, the repayment of any of the Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Collateral Agent or any other Secured Party. All amounts due under this Section 5.06 shall be payable on written demand therefor and shall bear interest at the rate specified in Section 2.07 of the Credit Agreement.

SECTION 5.07. Collateral Agent Appointed Attorney-in-Fact. Each Grantor hereby appoints the Collateral Agent as the attorney-in-fact of such Grantor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Collateral Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, the Collateral Agent shall have the right, upon the occurrence and during the continuance of an Event of Default, with full power of substitution either in the Collateral Agent’s name or in the name of such Grantor (a) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof; (b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral; (c) to sign the name of any Grantor on any invoice or bill of lading relating to any of the Collateral; (d) to send verifications of Accounts to any Account Debtor; (e) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral; (f) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral; (g) to notify, or to require any Grantor to notify, Account Debtors to make payment directly to the Collateral Agent; and (h) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Collateral Agent were the absolute owner of the Collateral for all purposes; provided, however, that nothing herein contained shall be construed as requiring or obligating the Collateral Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Collateral Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby. The Collateral Agent and the other Secured Parties shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither they nor their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

SECTION 5.08. Applicable Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

SECTION 5.09. Waivers; Amendment. (a) No failure or delay by the Collateral Agent or any other Secured Party in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Collateral Agent and the other Secured Parties hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Collateral Agent or any Lender may have had notice or knowledge of such Default at the time. No notice or demand on any Loan Party in any case shall entitle any Loan Party to any other or further notice or demand in similar or other circumstances.

(b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Collateral Agent and the Loan Party or Loan Parties with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 9.02 of the Credit Agreement.

SECTION 5.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.10.

SECTION 5.11. Severability. In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 5.12. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section 5.04. Delivery of an executed signature page to this Agreement by facsimile or other electronic transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

SECTION 5.13. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 5.14. Jurisdiction; Consent to Service of Process. (a) Each of the Loan Parties hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America, sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and each of the Loan Parties hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the Loan Parties agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Collateral Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Loan Party or its properties in the courts of any jurisdiction.

(b) Each of the Loan Parties hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (a) of this Section. Each of the Loan Parties hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c) Each of the Loan Parties hereby irrevocably consents to service of process in the manner provided for notices in Section 5.01. Nothing in this Agreement or any other Loan Document will affect the right of the Collateral Agent to serve process in any other manner permitted by law.

SECTION 5.15. Termination or Release. (a) This Agreement and the Security Interest and all other security interests granted hereby shall terminate when all the Obligations (other than wholly contingent indemnification obligations) then due and owing have been indefeasibly paid in full.

(b) The Liens created by this Agreement in the Collateral or any portion thereof shall be released under the circumstances, at the times and in the manner set forth in Section 9.14 of the Credit Agreement.

(c) In connection with any termination or release pursuant to paragraph (a) or (b) above, the Collateral Agent shall execute and deliver to any Grantor, at such Grantor’s expense, all documents that such Grantor shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section 5.15 shall be without recourse to or warranty by the Collateral Agent. Without limiting the provisions of Section 5.06, the Borrower shall reimburse the Collateral Agent upon demand for all costs and out of pocket expenses, including the fees, charges and disbursements of counsel, incurred by it in connection with any action contemplated by this Section 5.15.

SECTION 5.16. Additional Grantors. Upon the execution and delivery by the Collateral Agent and a Subsidiary of Level 3 of a supplement in the form of Exhibit A hereto, such Subsidiary shall become a Subsidiary Grantor hereunder with the same force and effect as if originally named as a Subsidiary Grantor herein. The execution and delivery of any such instrument shall not require the consent or reduce the obligations of any other Loan Party hereunder. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Subsidiary of Level 3 as a party to this Agreement.

SECTION 5.17. Right of Setoff. If an Event of Default shall have occurred and is continuing, each Lender and each other Secured Party is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Secured Party to or for the credit or the account of any Grantor against any and all of the obligations of such Grantor now or hereafter existing under this Agreement held by such Lender or Secured Party, as the case may be, irrespective of whether or not such Lender or Secured Party, as the case may be, shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender or Secured Party , as the case may be, under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender or Secured Party, as the case may be, may have.

SECTION 5.18. Compliance with Laws. Notwithstanding anything herein to the contrary, no action shall be taken by the Collateral Agent or the Secured Parties with respect to any license, permit, certificate or authorization issued by the Federal Communications Commission or any other Federal or state Governmental Authority applicable to or having jurisdiction over any Grantor, or with respect to the Equity Interests of any Person holding any such license, permit, certificate or authorization, unless and until any approval required for such action under the Federal Communications Act of 1934 or any other applicable Federal or state law, or any applicable rule or regulation thereunder, shall have been satisfied.

SECTION 5.19. Consent by Grantors. Each Grantor hereby consents to the execution, delivery and performance by each other party hereto that is a direct or an indirect Subsidiary of such Grantor.

SECTION 5.20. Conflicts. In the event that there is a conflict between this Agreement and the Credit Agreement, the Credit Agreement shall govern.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

LEVEL 3 COMMUNICATIONS, INC.,
LEVEL 3 FINANCING, INC., BTE EQUIPMENT, LLC, LEVEL 3 INTERNATIONAL, INC. and LEVEL 3 ENHANCED SERVICES, LLC,

by	/s/ Neil J. Eckstein
Name:	Neil J. Eckstein
Title:	Assistant Secretary

MERRILL LYNCH CAPITAL CORPORATION, as Collateral Agent,

by	/s/ Arminee Bowler
Name:	Arminee H. Bowler
Title:	Vice President

LEVEL 3 FINANCING, INC.

COLLATERAL AGREEMENT

Exhibit A to the

Collateral Agreement

SUPPLEMENT NO. [•] dated as of [•], to the Collateral Agreement dated as of March 13 , 2007(the “Collateral Agreement”), among LEVEL 3 FINANCING, INC., a Delaware corporation (the “Borrower”), LEVEL 3 COMMUNICATIONS, INC., a Delaware corporation (“Level 3”), each subsidiary of Level 3 party listed on Schedule I thereto (each such subsidiary individually a “Subsidiary Grantor” and collectively, the “Subsidiary Grantors”; the Subsidiary Grantors, Level 3 and the Borrower are referred to collectively herein as the “Grantors”) and MERRILL LYNCH CAPITAL CORPORATION, (“MLCC”), as collateral agent (in such capacity, the “Collateral Agent”).

A. Reference is made to the Credit Agreement dated as of March 13, 2007 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, Level 3, the lenders named therein (the “Lenders”), and MLCC, as administrative agent and collateral agent and collateral agent for the Lenders.

B. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement or the Collateral Agreement, as applicable.

C. The Grantors have entered into the Collateral Agreement in order to induce the Lenders to make Loans. The undersigned Subsidiary of Level 3 (the “New Subsidiary”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Grantor under the Collateral Agreement.

Accordingly, the Collateral Agent and the New Subsidiary agree as follows:

SECTION 1. In accordance with Section 5.16 of the Collateral Agreement, the New Subsidiary by its signature below becomes a Grantor under the Collateral Agreement with the same force and effect as if originally named therein as a Grantor and the New Subsidiary hereby (a) agrees to all the terms and provisions of the Collateral Agreement applicable to it as a Grantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Grantor thereunder are true and correct in all material respects on and as of the date hereof. In furtherance of the foregoing, the New Subsidiary, as security for the payment and performance in full of the Obligations, does hereby create and grant to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, their successors and assigns, a security interest in and lien on all of the New Subsidiary’s right, title and interest in and to the Collateral of the New Subsidiary. Each reference to a “Grantor” in the Collateral Agreement shall be deemed to include the New Subsidiary. The Collateral Agreement is hereby incorporated herein by reference.

SECTION 2. The New Subsidiary represents and warrants to the Collateral Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

SECTION 3. This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Collateral Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New Subsidiary and the Collateral Agent. Delivery of an executed signature page to this Supplement by facsimile or other electronic transmission shall be as effective as delivery of a manually signed counterpart of this Supplement.

SECTION 4. The New Subsidiary hereby represents and warrants that (a) set forth on Schedule I attached hereto is a true and correct schedule of all the Pledged Securities of the New Subsidiary, (b) if such New Subsidiary is a Transmitting Utility, set forth on Schedule II attached hereto is a true and correct schedule of all states in which any and all Collateral of the New Subsidiary is located, (c) set forth under its signature hereto, is the true and correct legal name of the New Subsidiary, its jurisdiction of formation and the location of its chief executive office and (d) set forth on Schedule IV attached hereto is a true and correct schedule of all Commercial Tort Claims, it being understood that such schedule shall be deemed to supplement and become a part of Schedule IV to the Collateral Agreement.

SECTION 5. Except as expressly supplemented hereby, the Collateral Agreement shall remain in full force and effect.

SECTION 6. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 7. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Collateral Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 8. All communications and notices hereunder shall be in writing and given as provided in Section 5.01 of the Collateral Agreement. All communications and notices hereunder to the New Subsidiary shall be given to it in care of the Borrower.

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IN WITNESS WHEREOF, the New Subsidiary and the Collateral Agent have duly executed this Supplement to the Collateral Agreement as of the day and year first above written.

[NAME OF NEW SUBSIDIARY],

by
Name:
Title:

Address:
Legal Name:
Jurisdiction of Formation:
Location of Chief Executive Office:

MERRILL LYNCH CAPITAL CORPORATION, as Collateral Agent

by
Name:
Title:

by
Name:
Title:

SUPPLEMENT NO. [•] TO

LEVEL 3 FINANCING, INC.

COLLATERAL AGREEMENT

Schedule I to

Supplement No. [•] to the

Collateral Agreement

LOCATION OF COLLATERAL

Description	Location

JURISDICTION OF FORMATION

Schedule II to

Supplement No. [•] to the

Collateral Agreement

Pledged Securities of the New Subsidiary

CAPITAL STOCK

Issuer	Number of Certificate	Registered Owner	Number and Class of Equity Interests	Percentage of Equity Interests represented by such Certificate(s)

DEBT SECURITIES

Payee	Maker/Payor	Principal Amount	Date of Note	Maturity Date

Schedule III to

Supplement No. [•] to the

Collateral Agreement

[RESERVED]

Schedule IV to

Supplement No. [•] to the

Collateral Agreement

COMMERCIAL TORT CLAIMS

Exhibit B to the

Collateral Agreement

FORM OF ANNUAL PERFECTION CERTIFICATE

Reference is made to the Credit Agreement dated as of March 13, 2007 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Level 3 Financing, Inc. (the “Borrower”), Level 3 Communications, Inc., the lenders from time to time party thereto (the “Lenders”) and Merrill Lynch Capital Corporation, as Administrative Agent for the Lenders (in such capacity, the “Administrative Agent”). Capitalized terms used but not defined herein have the meanings assigned in the Credit Agreement or the Collateral Agreement referred to therein, as applicable. As used herein the term “Perfection Certificate” shall mean, as applicable, either the Effective Date Perfection Certificate or the last delivered Annual Perfection Certificate.

The undersigned, an authorized officer of the Borrower, hereby certifies to the Administrative Agent and each other Secured Party as follows:

1. Names. (a) The exact legal name of each Grantor, as such name appears in its respective certificate of formation has not changed since delivery of the previous Perfection Certificate or has changed to:

Complete only if there is a change since delivery of the previous Perfection Certificate:                     .

(b) Except as set forth in Schedule 1(b), no Grantor has changed its identity or corporate structure in any way within the past five years other than as disclosed on the previous Perfection Certificate. Changes in identity or corporate structure would include mergers, consolidations and acquisitions, as well as any change in the form, nature or jurisdiction of organization. With regard to mergers, consolidations and acquisitions, Schedule 1(b) sets forth the information required by Sections 1 and 2 of this certificate with respect to each acquiree or constituent party to such merger, consolidation or acquisition.

Complete only if there is a change since delivery of the previous Perfection Certificate:                     .

(c) Set forth below is the Organizational Identification Number, if any, issued by the jurisdiction of formation of each Grantor that is a registered organization:

Complete only if there is a change since delivery of the previous Perfection Certificate:                     .

(d) Set forth below is the Federal Taxpayer Identification Number of each Grantor:

Complete only if there is a change since delivery of the previous Perfection Certificate:                     .

(e) (i) Set forth on Schedule 1(e)(i) attached hereto opposite the name of each Grantor are the names and addresses of all Persons other than such Grantor that have possession of any of the Collateral of such Grantor, the possession of which Collateral by the Collateral Agent is necessary to perfect or establish priority in any security interest in such Collateral and (ii) except as set forth on Schedule 1(e)(ii) attached hereto, there is no material portion of any Collateral owned by any Grantor in the possession of a Person other than Level 3, a Subsidiary or the Collateral Agent.

Complete only if there is a change since delivery of the previous Perfection Certificate:                    .

2. Formation Information. The jurisdiction of formation of each Grantor that is a registered organization (e.g., a corporation, limited partnership or limited liability company and not a general partnership) has not changed since delivery of the last Perfection Certificate or has changed as follows:

Complete only if there is a change since delivery of the previous Perfection Certificate:

Grantor:	Jurisdiction:

3. Unusual Transactions. All Accounts have been originated by the Grantors and all Inventory has been acquired by the Grantors in the ordinary course of business.

4. Stock Ownership and other Equity Interests. Attached hereto as Schedule 4 is a true and correct list of all the issued and outstanding stock, partnership interests, limited liability company membership interests and other equity interests held by the Borrower, Level 3 and each Grantor that are required to be pledged under the Credit Agreement and the Collateral Agreement, the record and beneficial owners of such stock, partnership interests, membership interests or other equity interests, and information as to whether such stock, partnership interests, membership interests or other equity interests are certificated.

Complete only if there is a change since delivery of the previous Perfection Certificate:                    .

5. Debt Instruments. Attached hereto as Schedule 5 is a true and correct list of all promissory notes and other evidence of indebtedness held by the Borrower, Level 3 and each Grantor that are required to be pledged under the Credit Agreement and the Collateral Agreement, including all applicable intercompany notes and intercompany advances.

Complete only if there is a change since delivery of the previous Perfection Certificate:                    .

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6. Intellectual Property.

(a) Attached hereto as (i) Schedule 6(a)(i) in proper form for filing with the United States Patent and Trademark Office is a schedule setting forth all of each Grantor’s Patents and Trademarks that, taken together with all other Patents and Trademarks as to which filings with the United States Patent and Trademark Office have not been made pursuant to the second sentence of the last paragraph of the definition of “Guarantee and Collateral Requirement” in the Credit Agreement, and with the other Patents and Trademarks on this schedule, (A) are not material to the operations of Level 3 and its Subsidiaries, taken as a whole and (B) are not a material portion of all of the Collateral based on value and (ii) Schedule 6(a)(ii) in proper form for filing with the United States Patent and Trademark Office is a schedule setting forth all of each Grantor’s Patents and Trademarks not listed on Schedule 6(a)(i), in each case, including the name of the registered owner, the registration number and the expiration date of each such Patent and Trademark.

Complete only if there is a change since delivery of the previous Perfection Certificate:                    .

(b) Attached hereto as Schedule 6(b) in proper form for filing with the United States Copyright Office is a schedule setting forth all of each Grantor’s registered Copyrights, including the name of the registered owner, the registration number and the expiration date of each Copyright.

Complete only if there is a change since delivery of the previous Perfection Certificate:                    .

7. Commercial Tort Claims. Following is a list and a summary description of each of the Commercial Tort Claims that any Grantor holds:

Complete only if there is a change since delivery of the previous Perfection Certificate:

8. Deposit Accounts. No Grantor has opened or maintains a Collateral Proceeds Deposit Account with any depositary other than the Collateral Agent.

9. Securities Accounts. No Grantor nor any nominee of any Grantor holds any securities (whether certificated or uncertificated) or other investment property through a securities intermediary or commodity intermediary other than the Collateral Agent.

10. Electronic Chattel Paper. No Grantor holds any interest in any electronic chattel paper or any “transferable record” (as used in Section 3.04(d) of the Collateral Agreement).

[remainder of page intentionally left blank; signature page is next page]

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IN WITNESS WHEREOF, the undersigned have duly executed this certificate on this [•] day of [•].

[ ],

by
Name:
Title:

LEVEL 3 FINANCING, INC.

ANNUAL PERFECTION CERTIFICATE